UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2014
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On April 17, 2014, PPG Industries, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.
As previously reported, in conjunction with the Company's continued focus on its coatings business, including the Company's recently completed actions to grow its global architectural coatings business, as well as the divestiture of its 51% ownership interest in its Transitions Optical joint venture and 100% of its optical sunlens business to Essilor, the Company has realigned its segment reporting structure effective for the first quarter ended March 31, 2014.
Historical unaudited results for 2013, which have been recast to reflect the new segment reporting structure and the divestiture of the Company's 51% ownership interest in its Transitions Optical joint venture and 100% of the Company's optical sunlens business as discontinued operations, are attached hereto as Exhibit 99.2. This information includes the Company's unaudited net sales, segment income, items not allocated to segments, and income before taxes. Recast information for the first quarter of 2013 was also filed as Exhibit 99.3 to the Form 8-K/A filed on April 9, 2014.
The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, except if PPG specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished as part of this Report

Exhibit Number	Description

99.1	Press release of PPG Industries, Inc. dated April 17, 2014.
99.2	Unaudited supplemental financial information for the fiscal year ended December 31, 2013 reflecting realigned segment reporting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 17, 2014	By:	/s/ Frank S. Sklarsky
Frank S. Sklarsky
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of PPG Industries, Inc. dated April 17, 2014
99.2	Unaudited supplemental financial information for the fiscal year ended December 31, 2013 reflecting realigned segment reporting.